UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2024
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VALVOLINE INC.
(Exact name of registrant as specified in its charter)
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Kentucky	001-37884	30-0939371
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Valvoline Way, Suite 100
Lexington, KY 40509
(Address of Principal Executive Offices)

(859) 357-7777
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	VVV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01.	Other Events.
On April 15, 2024, Valvoline Inc. ("Valvoline") issued a press release announcing announcing the expiration and results of its previously announced cash tender offer (the “Tender Offer”) to purchase any and all of its outstanding 4.250% Senior Notes due 2030 (the “Notes”). A copy of the press release announcing the expiration and results of the Tender Offer is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

On April 16, 2024, the settlement date of the Tender Offer, Valvoline completed the Tender Offer, pursuant to which it accepted for purchase $598,307,000 in aggregate principal amount of the Notes and cancelled the Notes accepted for purchase.

In addition, Valvoline intends to issue a notice of redemption to the holders of Notes not tendered and accepted for purchase in the Tender Offer to redeem all such Notes that remain outstanding, subject to the terms and conditions of the indenture governing the Notes. The information contained in this Current Report on Form 8-K is for informational purposes only and does not constitute a notice of redemption of the Notes.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
99.1	Press Release, dated April 15, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALVOLINE INC.

Date: April 16, 2024	By:	/s/ Julie M. O'Daniel
Julie M. O'Daniel
Senior Vice President, Chief Legal Officer and Corporate Secretary

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